UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2016

WILLDAN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33076	14-1951112
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 East Katella Avenue, Suite 300, Anaheim, California 92806

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (800) 424-9144

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02                                           Unregistered Sale of Equity Securities.

On March 4, 2016, Willdan Group, Inc. (the “Company”) and its wholly-owned subsidiary, Willdan Energy Solutions (“WES”), completed their previously disclosed acquisition of substantially all of the assets of Genesys Engineering P.C. (“Genesys”) and assumed certain specified liabilities of Genesys (collectively, the “Purchase”) pursuant to an Asset Purchase and Merger Agreement, dated as of February 26, 2016, by and among the Company, WES, WESGEN (as defined below), Genesys and Ronald W. Mineo (“Mr. Mineo”) and Robert J. Braun (“Mr. Braun”). On March 5, 2016, WESGEN, Inc., a non-affiliated corporation (“WESGEN”), merged with Genesys, with Genesys remaining as the surviving corporation.

On March 4, 2016, in connection with the consummation of the Purchase, the Company issued 127,904 shares of common stock, par value $0.01 per share, of the Company (“Common Stock”), to Mr. Mineo and 127,904 shares of Common Stock to Mr. Braun (collectively, the “Stock Issuances”).

The issuances of Common Stock in the Stock Issuances were not registered under the Securities Act of 1933, as amended (the “Securities Act”). Such shares were issued in a private placement exempt from the registration requirements of the Securities Act, in reliance on the exemptions set forth in Section 4(a)(2) of the Securities Act.

Item 8.01                                           Other Events.

The information set forth above under Item 3.02 is hereby incorporated by reference in its entirety in this Item 8.01.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLDAN GROUP, INC.

Date: March 8, 2016	By:	/s/ Stacy B. McLaughlin
Stacy B. McLaughlin
Chief Financial Officer

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